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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF ENERGEN CORPORATION


                            Alabama Gas Corporation
                         Energen Resources Corporation
                          Energen Resources TEAM, Inc.
                          Energen Resources MAQ, Inc.
                            American Heat Tech, Inc.
                              Basin Pipeline Corp.
                               EGN Services, Inc.
                   Horse Creek Trading & Compression Company
                               Midtown NGV, Inc.